EXHIBIT 24.1

                                   POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

        Each of the undersigned hereby constitutes and appoints Warren R. Hashagen, and Anne B. Gust, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 Relating to 2,000,000 shares of common stock issuable under GapShare, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Adrian D. P. Bellamy                             Date:  January 23, 1996
    Adrian D. P. Bellamy


/s/ John G. Bowes                                    Date:  January 23, 1996
    John G. Bowes


/s/ Millard S. Drexler                               Date:  January 23, 1996
    Millard S. Drexler


/s/ Donald G. Fisher                                 Date:  January 23, 1996
    Donald G. Fisher


/s/ Doris F. Fisher                                  Date:  January 23, 1996
    Doris F. Fisher


/s/ Robert J. Fisher                                 Date:  January 23, 1996
    Robert J. Fisher


/s/ Lucie J. Fjeldstad                               Date:  January 23, 1996
    Lucie J. Fjeldstad


/s/ William A. Hasler                                Date:  January 23, 1996
    William A. Hasler


/s/ John M. Lillie                                   Date:  January 23, 1996
    John M. Lillie


/s/ Charles R. Schwab                                Date:  January 23, 1996
    Charles R. Schwab


/s/ Brooks Walker, Jr.                               Date:  January 23, 1996
    Brooks Walker, Jr.